      As filed with the Securities and Exchange Commission on March 9, 1999

                                                    Registration No. 33-
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                  --------------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933


                  --------------------------------------------


                                MCGRATH RENTCORP
                (Exact name of issue as specified in its charter)

       California                                       94-2579843
(State of incorporation)                    (I.R.S. Employer Identification No.)

                              5700 Las Positas Road
                               Livermore, CA 94550
                    (Address of principal executive offices)



                  --------------------------------------------

                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                  --------------------------------------------

                                 DELIGHT SAXTON
          Senior Vice President, Chief Financial Officer and Secretary
                                McGRATH RENTCORP
                              5700 Las Positas Road
                               Livermore, CA 94550
                                 1-925-606-9200
(Name, address, and telephone number, including area code, of agent for service)


                  --------------------------------------------

                                     Copy to
                             Christopher Ream, Esq.
                              1717 Embarcadero Road
                               Palo Alto, CA 94303
                                 1-650-424-0821

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                          Proposed              Proposed
                                                          Maximum                Maximum
  Title of Securities        Maximum Amount to         Offering Price           Aggregate                Amount of
   to be Registered           be Registered (1)          Per Share           Offering Price          Registration Fee
------------------------------------------------------------------------------------------------------------------------
     Common Stock            212,000 shares(2)             $20.81              $4,411,720               $1,226.46
------------------------------------------------------------------------------------------------------------------------
     Common Stock             20,000 shares(3)             $20.25               $405,000                 $112.59
------------------------------------------------------------------------------------------------------------------------
     Common Stock             10,000 shares(4)            $21.6875              $216,875                  $60.29
------------------------------------------------------------------------------------------------------------------------
     Common Stock           1,758,000 shares(5)            $18.00              $31,644,000              $8,979.03
------------------------------------------------------------------------------------------------------------------------
         TOTAL               2,000,000 SHARES                                  $36,677,595              $10,196.37
------------------------------------------------------------------------------------------------------------------------


(1) For the sole purpose of calculating the Registration Fee, the number of shares to be registered under this Registration Statement has been broken down into four subtotals.

(2) Registration Fee computed pursuant to Section 6(b) and Rule 457(h)(1) covering 212,000 shares for which options have been granted under the 1998 Stock Option Plan (the "Plan") at an exercise price of $20.81 per share.

(3) Registration Fee computed pursuant to Section 6(b) and Rule 457(h)(1) covering 20,000 shares for which options have been granted under the Plan at an exercise price of $20.25 per share.

(4) Registration Fee computed pursuant to Section 6(b) and Rule 457(h)(1) covering 10,000 shares for which an option has been granted under the Plan at an exercise price of $21.6875 per share.

(5) Estimated solely for the purpose of computing the Registration Fee pursuant to Section 6(b), Rule 457(c) and Rule 457(h)(1) covering 1,758,000 shares authorized under the Plan but for which options have not yet been granted, on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market System on March 3, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  The description of the Registrant's Common Stock contained in Amendment No. 1 to the Registrant's Registration Statement on Form S-2 filed May 1, 1991, Registration No. 33-39633.

                  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                  The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

                  The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

                  The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock to be issued upon the exercise of options under the Plan will be passed upon by Christopher Ream, Esq. of Palo Alto, California. Mr. Ream has been Assistant Secretary of the Registrant since its inception in 1979, and is the beneficial owner of 248,500 shares of the Registrant's Common Stock (including 6,000 shares held in trust for his children as to which he disclaims any beneficial ownership). Mr. Ream is also the managing general partner of a partnership which, in 1979 and 1981, invested an aggregate of $235,000 in relocatable modular offices to be managed by the Registrant in its rental fleet, of which $77,780 was for Mr. Ream's own account. This partnership's interest in the relocatable modular offices was purchased by the Registrant in 1997, and the partnership no longer has an interest in any relocatable modular offices managed by the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California General Corporation Law.

         The Registrant has entered into Indemnification Agreements with each of its directors and executive officers. These Agreements require the Registrant to indemnify its officers and directors against expenses and, in certain cases, judgment, settlement or other payments incurred by the officer or director in suits brought by the Registrant, derivative actions brought by shareholders and suits brought by other third parties. These Agreements provide for indemnification to the fullest extent permitted by California law in situations where the officer or director is made, or threatened to be made, party to the legal proceeding because of his service to the Registrant.

ITEM 7.  EXCEPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                          Description
------                         ------------
4.1            1998 Stock Option Plan
4.2            Exemplar of the form of Employee Incentive Stock Option Agreement issued under the 1998 Stock Option Plan
4.3            Exemplar of the form of Director's Non-Qualified Stock Option
               Agreement issued under the 1998 Stock Option Plan
5.1            Opinion of Christopher Ream, Esq. as to the legality of the
               Common Stock being registered
23.1           Consent of Arthur Andersen LLP
23.2           Consent of Counsel (contained in Exhibit 5.1)

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Livermore, State of California, on March 2, 1999.

                                                 MCGRATH RENTCORP


                                              By /s/ Dennis C. Kakures
                                                 -----------------------------
                                                 Dennis C. Kakures, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                Capacity                    Date


/s/  Robert P. McGrath                Chairman of the Board of            March 2, 1999
------------------------------        Directors and Chief
ROBERT P. McGRATH                     Executive Officer


/s/  Dennis C. Kakures                President and Chief Operat-         March 2, 1999
------------------------------        ing Officer
DENNIS C. KAKURES


/s/  Delight Saxton                   Senior Vice President, Chief
------------------------------        Financial Officer and               March 2, 1999
DELIGHT SAXTON                        Secretary (Principal
                                      Financial Officer)


/s/  Thomas J. Sauer                  Vice President and Treasurer
------------------------------        (Principal Accounting               March 2, 1999
THOMAS J. SAUER                       Officer)


/s/  Bryant J. Brooks                 Director                            March 4, 1999
------------------------------
BRYANT J. BROOKS


/s/  William J. Dawson                Director                            March 3, 1999
------------------------------
WILLIAM J. DAWSON


/s/  Joan M. McGrath                  Director                            March 3, 1999
------------------------------
JOAN M. McGRATH


/s/  Ronald H. Zech                   Director                            March 4, 1999
------------------------------
RONALD H. ZECH

                                INDEX TO EXHIBITS

Exhibit
Number                     Description
------                     -----------

4.1            1998 Incentive Stock Option Plan

4.2 Exemplar of the form of Employee Incentive Stock Option Agreement issued under the 1998 Stock Option Plan

4.3            Exemplar of the form of Director's Non-Qualified Stock Option
               Agreement issued under the 1998 Stock Option Plan

5.1 Opinion of Christopher Ream, Esq. as to the legality of the Common Stock being registered

23.1           Consent of Arthur Andersen LLP

23.2           Consent of Counsel (contained in Exhibit 5.1)